Exhibit 5

                     OPINION OF PITNEY, HARDIN, KIPP & SZUCH
              AS TO THE LEGALITY OF THE SECURITIES TO BE REGISTERED


                                                                  August 6, 1998
Valley National Bancorp
1455 Valley Road
Wayne, New Jersey 07474
Attn.:   Gerald H. Lipkin, Chairman, President
        and Chief Executive Officer

        Re:       Merger of Valley National Bancorp and Wayne Bancorp, Inc.

         We have acted as counsel to Valley National Bancorp ("Valley") in connection with its proposed issuance of common stock, no par value (the "Common Stock"), pursuant to the Agreement and Plan of Merger dated as of May 29, 1998, among Valley, Valley National Bank, Wayne Bancorp, Inc. ("Wayne") and Wayne Savings Bank, F.S.B. The Common Stock is being registered pursuant to a Registration Statement on Form S-4 (File No. 333-59127), of which Amendment No. 1 is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

                  We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of Valley as currently in effect, relevant resolutions of the Board of Directors of Valley, and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth in this letter.

                  Based on the foregoing and assuming that the Registration Statement has been declared effective under the Securities Act of 1933, as amended, we are of the opinion that when issued as described in the Registration Statement, including the Prospectus relating to the Common Stock (the
"Prospectus"), the Common Stock will be legally issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus.


                                                  Very truly yours,



                                                  PITNEY, HARDIN, KIPP & SZUCH